SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 3, 2007 (March 30, 2007)
Date of Report (Date of earliest event reported)
Hayes Lemmerz International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578_

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
HLI Operating Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-107539	30-0167742_

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15300 Centennial Drive, Northville, Michigan	48168

(Address of principal executive offices)	(Zip Code)
(734) 737-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On March 30, 2007, Hayes Lemmerz International, Inc. (the “Company”) announced that its Board of Directors has set Monday, April 9, 2007 as the record date for determining the stockholders entitled to vote at a special meeting of stockholders to be held on Friday, May 4, 2007. The purpose of the special meeting will be to obtain stockholder approval of (i) the previously announced offering of rights to purchase shares of the Company’s common stock at a price of $3.25 per share (the “Rights Offering”) and related transactions, (ii) an increase to the maximum number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000, and (iii) an increase in the maximum number of members of the Company’s Board of Directors from nine to twelve. The Company also announced that the Board of Directors has set Tuesday, April 10, 2007 as the record date for determining the stockholders entitled to participate in the Rights Offering. The Company expects to distribute the rights to stockholders on or about April 18, 2007.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.
	By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Dated: April 3, 2007		Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HLI OPERATING COMPANY, INC.
	By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Dated: April 3, 2007		Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Issued by Hayes Lemmerz International, Inc. on March 30, 2007 relating to records dates for special meeting and Rights Offering.